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                                                             EXHIBIT NUMBER 99.1

FOR IMMEDIATE RELEASE

MONDAY MAY 3, 9:15 AM EASTERN TIME
COMPANY PRESS RELEASE
HYPERION ANNOUNCES MANAGEMENT CHANGES

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 3, 1999--The Board of Directors of Hyperion (Nasdaq:HYSL news) announced today that it has removed John M. Dillon, President and CEO, and William B. Binch, Sr. Vice President of Worldwide Sales, from the company's executive management team.

Stephen V. Imbler, the company's Senior Vice President and Chief Financial Officer, will serve as President and CEO on an interim basis. The Board also announced that it will commence a search for a new President and CEO.

About Hyperion

The worldwide analytic application software leader, Hyperion (Nasdaq:HYSL - news) gives today's knowledge workers the "freedom to succeed" with software, services and partner offerings that help them understand and optimize their businesses. More than 5,500 organizations worldwide use Hyperion's family of analytic application software, which includes market-leading packaged analytic applications, and OLAP server technology and tools. Hyperion's customers include more than 60 of the Fortune 100 and more than 40 of the Financial Times European Top 100 companies.

In addition, more than 300 leading data warehousing, OLAP tools, services, ERP, packaged application, and platform alliance partners extend the value of Hyperion's products and services to deliver maximum flexibility and choice to customers. Headquartered in Sunnyvale, California, the company has offices in 26 countries. Information on Hyperion's products and services is available at http://www.hyperion.com, info@hyperion.com, or 1-800-286-8000.

Except for the historical information contained in this release, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Actual events and the company's future results could vary significantly because of factors such as product ship schedules, life cycles, terms and conditions, product mix, the impact of competitive products and pricing, customer demand, technological shifts, difficulties in implementing alliances, whether the process of effecting the Arbor Software/Hyperion Software business combination can be effectively managed to realize the synergies anticipated to result therefrom, and whether the merger itself causes uncertainty in the marketplace or customer hesitation. For a more detailed discussion of factors that affect the company's operating results and could cause actual results to differ materially from those in forward-looking statements, interested parties should review the company's filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q filed on February 16, 1999 for the quarter ended December 31, 1998, the



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Quarterly Report on Form 10-Q filed on November 16, 1998 for the quarter ended
September 30, 1998, the Current Report on Form -K filed on October 13, 1998, the Registration Statement on Form S-8 filed on August 26, 1998, as amended, the Registration Statement on Form S-3 filed on August 18, 1998, as amended, the Quarterly Report on Form 10-Q filed on August 13, 1998 for the quarter ended June 30, 1998, the Current Report on Form 8-K filed on August 10, 1998, the definitive proxy statement included in the Registration Statement on Form S-4 filed on June 18, 1998, as amended, the Current Report on Form 8-K filed on June 17, 1998, the Registration Statement on Form S-3 filed on June 12, 1998, as amended, the Annual Report on Form 10-K filed on June 10, 1998 for the year ended March 31, 1998, and the Current Report on Form 8-K filed on May 29, 1998.


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Contact:
     Hyperion
     Kevin McCarty, (408) 220-8405 (IR)
     kevin_mccarty@hyperion.com
     Alan Mangelsdorf, (203) 703-3137 (PR)
     alan_mangelsdorf@hyperion.com
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